Exhibit 99.1
PCB Bancorp Announces New Board Member
Los Angeles, California - October 28, 2021 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today announced the appointment of Janice Chung to the Board of Directors of the Company and the Bank effective November 1, 2021. This appointment increases the membership of the Company’s Board of Directors from eight to nine.
Ms. Chung is the Chief Executive Officer of BIC Technologies Group, a technology and engineering service firm that specializes in providing, primarily to global companies in South Korea and China, the processing technology of rare metals that includes base materials for solar cells, semi-conductor, and titanium dioxide. BIC Technologies Group has provided basic technology to build a number of specialized chemical plants in South Korea and China during the past 15 years.
Prior to BIC Technologies Group, Ms. Chung was the Chief Executive Officer of cyberPulse Network Group that provided innovation-focused management consulting services to South Korean public and private sectors including startup venture incubation, raising capital for the startups, strategic business planning, technology transfer, technology commercialization in the global market and structuring new business investments since 1999.
Prior to launching all of her entrepreneurial ventures, Ms. Chung as a Certified Public Accountant was a partner at Coopers & Lybrand LLP, currently PricewaterhouseCoopers, at its International Tax Division in New York. She was the lead partner providing tax consulting services to global companies that included major Korean conglomerates with presence in the U.S. Ms. Chung was awarded the “Woman of the Year-1996” from the New York Women’s Network and she was one of the first Asian-American women partner at a Big-6 accounting firm in the greater New York area.
“Ms. Chung is a highly accomplished business leader with tremendous entrepreneurial success and an expert in a wide range of areas in strategic planning, technology transfer, investment structuring, and financial and taxation analyses and strategies,” said Sang Young Lee, Chairman of the Board of Directors. “We welcome Ms. Chung’s enormous entrepreneurial spirit and unique expertise in technology development and understanding of innovation focused management as we continue to strategically expand our institution.” Ms. Chung holds a Bachelor of Science degree in Business Administration from University of Southern California.
About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to our borrowers’ actual payment performance as loan deferrals related to the COVID-19 pandemic expire, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance, and the general economic uncertainty caused by the COVID-19 pandemic, and government and societal responses thereto. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

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